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                    CAREMARK Rx ANNOUNCES NEW STOCK SYMBOL


BIRMINGHAM, AL, SEPTEMBER 17, 1999 -- Caremark Rx, Inc., formerly known as MedPartners, Inc., today announced that it has received approval from the New York Stock Exchange to trade under the symbol "CMX" effective Monday, September 20, 1999.


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